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EXHIBIT 10.45

LETTER AGREEMENT

July 17, 2002

Special Devices, Incorporated
14370 White Sage Road
Moorpark, CA 93021

Ladies and Gentlemen:

        Reference is made to that certain Loan and Security Agreement dated as of June 27, 2001, between Special Devices, Incorporated, a Delaware corporation (the "Company") and Foothill Capital Corporation (the "Lender") (the "Loan Agreement"). Capitalized terms used but not otherwise defined in this letter shall have the meanings ascribed to them in the Loan Agreement.

        Lender understands that the Company has entered into a Settlement Agreement, dated May 7, 2002, by and among Chartech Engineering, Inc. ("Chartech"), George Neff, IsoVac, and Company (the "Settlement") pursuant to which the Company has agreed to grant Chartech a lien on five (5) RADIFLO machines owned by Company (serial number 2686, 2696, 2700, 2701 and 2711) (the "Machines") to secure certain license payments to be made by the Company to Chartech (the "Chartech Lien"). Lender currently has a security interest in the Machines.

        Section 7.2 of the Loan Agreement provides that the Company shall not create, incur, assume or permit to exist any lien on its assets except for Permitted Liens.

        To facilitate the consummation of the Settlement, the Company has requested that Lender release its security interest in the Machines and consent to the Chartech Lien. In order to induce Lender to enter into this letter agreement, the Company agrees to the following:

        1.     The Company represents and warrants that (a) there is no existing Event of Default, and (b) the Loan Documents shall remain in full force and effect after giving effect to the Settlement;

        2.     The Company acknowledges and agrees that as a condition precedent of the Lender's release of its security interest in the Machines, the Company shall pay to Lender an amount equal to $25,000 which Lender will apply to the principal balance of the Term Loan;

        3.     The Company acknowledges and agrees that pursuant to Section 2.1 of the Loan Agreement Lender has a right to establish reserves in its Permitted Discretion against the Borrowing Base and Lender intends to exercise this right by establishing and maintaining a reserve in connection with the Settlement equal to the next payment due under the Settlement (e.g., as of today such reserve would be $250,000);

        4.     Except to the extent expressly set forth above, this letter does not constitute a modification or waiver of the provision of the Loan Documents or any of Lender's rights and remedies related thereto. Except as expressly modified herein, all terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect.

        Upon the execution and delivery of this letter agreement by the Company to Lender, Lender agrees to release its security interest in the Machines and consents to the Chartech Lien (the "Release"); provided, however, that the Release shall be effective upon Lender's receipt of the final Settlement, which Settlement shall be in form and substance satisfactory to Lender (in Lender's sole discretion). In connection with the release of its security interest in the Machines, Lender agrees to execute one or more Form(s) UCC-3, and such other documents as may be required in order to effect the release of its security interest in the Machines, and acknowledges and agrees that the Company may file or record such documents in all states, counties and other appropriate jurisdictions, and hereby authorizes the Company accordingly.

        This letter may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

        Please indicate your agreement by signing as indicated below.

Very truly yours,

FOOTHILL CAPITAL CORPORATION
/s/ JOHN NOCITA
Agreed and Acknowledged:
SPECIAL DEVICES, INCORPORATED
By:	/s/ JAMES E. REEDER
Name:	JAMES E. REEDER
Title:	VICE PRESIDENT FINANCE
Date:	JULY 24, 2002

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  EXHIBIT 10.45